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                                                                  Exhibit No. 21


                       SUBSIDIARIES OF MARKET FACTS, INC.


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

                                                              State of
NAME                                                        INCORPORATION
----                                                        -------------

Market Facts - New York, Inc.                               New York

Market Facts of Canada, Ltd.                                Ontario, Canada

BAIGlobal, Inc.                                             New York

Strategy Research Corporation                               Florida

Tandem Research Associates, Inc.                            New York

Product Intelligence, Inc.                                  New York
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